Exhibit 99.B(n)

SEI INSURANCE PRODUCTS TRUST
RULE 18f-3
MULTIPLE CLASS PLAN
(THE “PLAN”)

SEPTEMBER 10, 2013

AMENDED OCTOBER 30, 2013

Introduction

SEI Insurance Products Trust (the “Trust”), a registered investment company that consists of separately managed funds listed on Schedule A hereto (each a “Fund” and, collectively, the “Funds”), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) in offering multiple classes of units of beneficial interest (“shares”) in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.                                              Attributes of Share Classes

The rights of each existing class of the Funds shall be as set forth in the respective Certificate of Class Designation for the class (each a “Certificate”), attached hereto as an Exhibit.

With respect to any class of shares of a Fund created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (1) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses (“distribution fees”) in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”), and will separately bear any non-Rule 12b-1 Plan service payments (“service fees”) that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.                                              Expense Allocations

With respect to each Fund, expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.                                              Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board of Trustees after the date hereof.

The Board of the Trust, including a majority of the independent Trustees, who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class II Shares

1.                                                    Class-Specific Distribution Arrangements; Other Expenses

Class II shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to 0.25% payable to SEI Investments Distribution Co. (the “Distributor”). The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Fund on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

2.                                                    Eligibility of Purchasers

Class II shares are available only to certain insurance companies to fund variable contracts and require no minimum initial investment and no minimum for subsequent investments.

3.                                                    Exchange Privileges

Class II shares of each Fund may be exchanged for Class II shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to applicable limitations resulting from the closing of Funds to new investors.

4.                                                    Voting Rights

Each Class II shareholder will have one vote for each full Class II share held and a fractional vote for each fractional Class II share held. Class II shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class II (such as a distribution plan or service agreement relating to Class II), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class II shareholders differ from the interests of holders of any other class.

5.                                                    Conversion Rights

Class II shares do not have a conversion feature.

6.                                               Redemption Fee

Class II shares may be subject to a redemption fee in such amount and on such terms as approved by the Trust’s Board of Trustees and as disclosed in a Fund’s Prospectus.

EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class III Shares

1.                                             Class-Specific Distribution Arrangements; Other Expenses

(a)                                           Class III shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to 0.25% payable to SEI Investments Distribution Co. (the “Distributor”). The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Fund on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

(b)                                           Class III shares are subject to a Rule 12b-1 Plan fee. The Trust, on behalf of the Fund, will reimburse the Distributor annually for expenses incurred in connection with its distribution activities under the Distribution Plan approved by the Board of Trustees, not to exceed an annual rate of 0.30% of the Fund’s average daily net assets attributable to the Class III Shares. Such activities include those associated with the promotion and sale of the Fund’s Class III Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.                                             Eligibility of Purchasers

Class III shares are available only to certain insurance companies to fund variable contracts and require no minimum initial investment and no minimum for subsequent investments.

3.                                             Exchange Privileges

Class III shares of each Fund may be exchanged for Class III shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s prospectus and subject to applicable limitations resulting from the closing of Funds to new investors.

4.                                             Voting Rights

Each Class III shareholder will have one vote for each full Class III share held and a fractional vote for each fractional Class III share held. Class III shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class III (such as a distribution plan or service agreement relating to Class III), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class III shareholders differ from the interests of holders of any other class.

5.                                               Conversion Rights

Class III shares do not have a conversion feature.

6.                                               Redemption Fee

Class III shares may be subject to a redemption fee in such amount and on such terms as approved by the Trust’s Board of Trustees and as disclosed in a Fund’s Prospectus.

SCHEDULE A
DATED SEPTEMBER 10, 2013
TO THE
SEI INSURANCE PRODUCTS TRUST
RULE 18f-3
MULTIPLE CLASS PLAN
(THE “PLAN”)
DATED SEPTEMBER 10, 2013,
AS AMENDED OCTOBER 30, 2013

Fund	Class II	Class III
VP Defensive Strategy Fund	X	X
VP Conservative Strategy Fund	X	X
VP Moderate Strategy Fund	X	X
VP Aggressive Strategy Fund	X	X
VP Core Market Strategy Fund	X	X
VP Market Growth Strategy Fund	X	X